UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2007

Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-1992

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 17, 2007, we and C. Neil Lyons, our chief financial officer, entered into an amendment to Mr. Lyons’ employment agreement. The amendment extends from six months to 12 months the amount of salary to be paid to Mr. Lyons in the event of his termination without “cause,” as such term is defined in Mr. Lyons’ employment agreement, anytime after April 18, 2008, the third anniversary of his employment with the company. This provision is consistent with the termination provisions set forth in our agreements with our other executive officers. A copy of Mr. Lyons’ employment agreement was previously filed as Exhibit 10.9 to our Form 10-Q filed on May 15, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated as of December 17, 2007, to the Employment Agreement dated as of April 12, 2007, between RegeneRx Biopharmaceuticals, Inc., a Delaware corporation, and C. Neil Lyons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. FINKELSTEIN
J.J. Finkelstein President and Chief Executive Officer

Date: December 21, 2007